Exhibit 99.1

Copano Energy, L.L.C.	News Release

Contacts:	Matt Assiff, Senior VP & CFO
Copano Energy, L.L.C.
713-621-9547
FOR IMMEDIATAE RELEASE

Jack Lascar / jlascar@drg-e.com
Anne Pearson/ apearson@drg-e.com
DRG&E / 713-529-6600
Copano Energy to Present at IPAA’s MLP Conference January 17
HOUSTON, January 11, 2008 — Copano Energy, L.L.C. (NASDAQ: CPNO) announced today that John Eckel, its Chairman and Chief Executive Officer, will speak at the Independent Petroleum Association of America’s 2008 Oil & Gas Investment Symposium for Master Limited Partnerships on Thursday, January 17, at The Houstonian in Houston.
     Copano Energy’s presentation will be webcast live at 4:40 p.m. Eastern Time (3:40 p.m. Central Time). To listen to a live audio webcast and view Copano Energy’s presentation materials, visit the Company’s website at www.copanoenergy.com under “Investor Relations — Event Calendar.” A replay will be archived on the website shortly after the presentation concludes.
     Houston-based Copano Energy, L.L.C. is a midstream natural gas company with operations in Oklahoma, Texas, Wyoming and Louisiana.
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